UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

Acer Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite #2240, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100

Opexa Therapeutics, Inc.
2635 Technology Forest Blvd.
The Woodlands, Texas 77381
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Acer Therapeutics Inc.

On September 19, 2017, Acer Therapeutics Inc., formerly known as Opexa Therapeutics, Inc. (the “Registrant”), completed its business combination with what was then known as “Acer Therapeutics Inc.” (“Private Acer”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 30, 2017, by and among the Registrant, Opexa Merger Sub, Inc. (“Merger Sub”), and Private Acer (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Acer, with Private Acer surviving as a wholly owned subsidiary of the Registrant (the “Merger”). This transaction was approved by the Registrant’s shareholders at a special meeting of its shareholders on September 19, 2017 (the “Special Meeting”). Also on September 19, 2017, in connection with, and prior to the completion of, the Merger, the Registrant effected a 1-for-1:10.355527 reverse stock split of its then outstanding common stock (the “Reverse Split”) and immediately following the Merger, the Registrant changed its name to “Acer Therapeutics Inc.” (the “Name Change”), pursuant to amendments to its certificate of formation filed with the Texas Secretary of State on September 19, 2017.

Following the completion of the Merger, the business conducted by the Registrant became primarily the business conducted by Private Acer, which is a pharmaceutical company that acquires, develops and intends to commercialize therapies for patients with serious rare diseases with critical unmet medical need.

Under the terms of the Merger Agreement, the Registrant issued shares of its common stock to Private Acer’s stockholders, at an exchange rate of one share of common stock (after giving effect to the Reverse Split and the conversion of Private Acer’s Series A and Series B preferred stock and convertible debt), in exchange for each share of Private Acer common stock outstanding immediately prior to the Merger. The exchange rate was determined through arm’s-length negotiations between the Registrant and Private Acer. The Registrant also assumed all issued and outstanding stock options under the Acer Therapeutics Inc. 2013 Stock Incentive Plan (the “Private Acer Plan”), with such stock options henceforth representing the right to purchase a number of shares of the Registrant’s common stock equal to the number of shares of Private Acer’s common stock previously represented by such stock options.

Immediately after the Merger, there were approximately 6.6 million shares of the Registrant’s common stock outstanding. Immediately after the Merger, the former Private Acer stockholders, including investors in the Concurrent Financing (as defined below), owned approximately 89% of the outstanding common stock of the Registrant, with the Registrant’s stockholders immediately prior to the Merger, whose shares of the Registrant’s common stock remain outstanding after the Merger, owning approximately 11% of the fully-diluted common stock of the Registrant.

The issuance of the shares of the Registrant’s common stock to the former stockholders of Private Acer was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-219358) (the “Registration Statement”). Immediately prior to the Merger, Private Acer issued and sold an aggregate of approximately $15.7 million (inclusive of the conversion of approximately $5.7 million of principal and accrued interest on outstanding convertible promissory notes issued by Private Acer) of shares of Private Acer’s common stock (the “Concurrent Financing”) to certain current stockholders of Private Acer and certain new investors at a per share price of $9.47.

The Registrant’s common stock will continue to trade on a pre-split basis through the close of business on Wednesday, September 20, 2017 on The NASDAQ Capital Market under the ticker symbol “OPXA.” Commencing with the open of trading on Thursday, September 21, 2017, the post-split shares will begin trading on The NASDAQ Capital Market under the ticker symbol “ACER.” On September 21, 2017, the Registrant’s Series M Warrants, previously trading through the close of business on Wednesday, September 20, 2017 under the ticker symbol “OPXAW,” will commence trading on The NASDAQ Capital Market, under the ticker symbol “ACERW.” The Registrant’s common stock and Series M Warrants have new CUSIP numbers of 00444P 108 and 00444P 116, respectively.

The descriptions of the Merger and Merger Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017, and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

On September 19, 2017, the Registrant’s certificate of formation was amended to effectuate the Reverse Split and the Name Change. Each amendment to the Registrant’s certificate of formation was approved by the Registrant’s shareholders at the Special Meeting.

As a result of the Reverse Split, the number of issued and outstanding shares of the Registrant’s common stock immediately prior to the Reverse Split was reduced into a smaller number of shares, such that every 10.355527 shares of the Registrant’s common stock held by a shareholder immediately prior to the Reverse Split were combined and reclassified into one share of the Registrant’s common stock.

No fractional shares were issued in connection with the Reverse Split. In accordance with the amendment to the Registrant’s certificate of formation to effect the Reverse Split, any fractional shares resulting from the Reverse Split will be rounded down to the nearest whole number and each shareholder who would otherwise be entitled to a fraction of a share of common stock upon the Reverse Split (after aggregating all fractions of a share to which such shareholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the Registrant’s common stock (on a post-Reverse Split basis) on September 18, 2017 on The NASDAQ Capital Market.

The foregoing descriptions of the amendments to the Registrant’s certificate of formation do not purport to be complete and are subject to and qualified in their entirety by reference to the amendments to the Registrant’s certificate of formation, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On September 20, 2017, the Registrant engaged Wolf & Company, P.C., as its principal accountants for the fiscal year ending December 31, 2017, and dismissed MaloneBailey, LLP. The decision to change accountants was approved by the audit committee of the Registrant’s board of directors.

The report of MaloneBailey, LLP on the Registrant’s consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the financial statements of the Registrant for the fiscal years ended December 31, 2016 and 2015 expressed, in an explanatory paragraph, substantial doubt about the Registrant’s ability to continue as a going concern due to recurring losses, negative operating cash flows and an accumulated deficit.

During the years ended December 31, 2016 and 2015, and the subsequent interim period through September 19, 2017, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of MaloneBailey, LLP would have caused MaloneBailey, LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

(b) On September 20, 2017, the audit committee of the Registrant’s board of directors approved the engagement of Wolf & Company, P.C. as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Prior to the completion of the Merger, Wolf & Company, P.C. served as the auditor of Private Acer.

During the years ended December 31, 2016 and 2015, and the subsequent interim period through September 19, 2017, neither the Registrant nor anyone on its behalf consulted with Wolf & Company, P.C., regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report nor oral advice was provided to the Registrant that Wolf & Company, P.C. concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Registrant delivered a copy of this Current Report on Form 8-K to MaloneBailey, LLP on September 19, 2017 and requested that a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. MaloneBailey, LLP responded with a letter dated September 20, 2017, a copy of which is attached hereto as Exhibit 16.1 stating that MaloneBailey, LLP agrees with the statements set forth above.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the Merger Agreement, on September 19, 2017, immediately prior to the effective time of the Merger, Timothy C. Barabe, Hans-Peter Hartung, M.D., Gail J. Maderis, Michael S. Richman and Neil K. Warma (together, the “Prior Directors”) resigned from the Registrant’s board of directors and any respective committees of the board of directors to which they belonged. Also on September 19, 2017, the Prior Directors approved an increase to the number of directors comprising the board of directors to seven and appointed, effective as of the effective time of the Merger, Chris Schelling, Jason Amello, Stephen J. Aselage, Hubert Birner, Michelle Griffin, John M. Dunn and Luc Marengere as directors of the Registrant whose terms expire at the Registrant’s next annual meeting of shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Pursuant to the Merger Agreement, on September 19, 2017, immediately prior to the effective time of the Merger, the Prior Directors resigned from the Registrant’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Registrant relating to the Registrant’s operations, policies or practices.

Also, pursuant to the Merger Agreement, on September 19, 2017, immediately prior to the effective time of the Merger, Neil K. Warma, the Registrant’s president, chief executive officer, acting chief financial officer and secretary, resigned as an officer of the Registrant.

(c) Effective as of the effective time of the Merger, the Registrant’s board of directors appointed Christopher Schelling as the Registrant’s president and chief executive officer, Harry Palmin as the Registrant’s chief financial officer and Robert D. Steiner, M.D. as the Registrant’s chief medical officer. There are no family relationships among any of the Registrant’s directors and executive officers.

Chris Schelling. Mr. Schelling, 41, founded Private Acer in December 2013 and has served as a director of Private Acer since that time. From December 2013 to February 2016, Mr. Schelling served as Private Acer’s chief operating officer, and since February 2016 has served as Private Acer’s president and chief executive officer. Mr. Schelling also founded Apanii Consulting, LLC, a pharmaceutical and biotechnology consulting, in December 2012 and serves as the chief executive officer of that company. Prior to founding Apanii Consulting, Mr. Schelling served as executive director of BioMarin Pharmaceutical Inc., a biotechnology company, or BioMarin, where he worked on strategic marketing. Mr. Schelling earned a B.A. in biology from Carroll College.

Harry S. Palmin. Mr. Palmin, 47, has served as Private Acer’s acting chief financial officer since February 2016. Prior to that, Mr. Palmin served as the president, chief executive officer and a director of Private Acer from its founding in December 2013 until February 2016. Prior to joining Private Acer, Mr. Palmin served in a variety of roles at Novelos Therapeutics, Inc., a pharmaceutical company, including president and director from 1998 to October 2013, chief executive officer from January 2005 to October 2013 and acting chief financial officer from 1998 to September 2005. Mr. Palmin earned a B.A. in economics from Brandeis University and a M.A. in international economics and finance from the Brandeis University International Business School.

Robert D. Steiner, M.D. Dr. Steiner, 57, joined Private Acer as its chief medical officer in March 2016. Since 2013, Dr. Steiner has also served as a professor at the University of Wisconsin School of Medicine and Public Health. From 2013 to January 2016, Dr. Steiner was the executive director of the Marshfield Clinic Research Foundation. Dr. Steiner held a variety of roles at Oregon Health & Science University from 1995 to 2013, culminating with his tenure as a professor of pediatrics and molecular and medical genetics and vice chair for research of the pediatrics department from 2006 to 2013. Dr. Steiner earned his B.S. in molecular biology and his M.D. from the University of Wisconsin-Madison.

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Registrant’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

Audit Committee

On September 19, 2017, Michelle Griffin, Jason Amello and John Dunn were appointed to the audit committee of the Registrant’s board of directors, and Ms. Griffin was appointed as the chair of the audit committee.

Compensation Committee

On September 19, 2017, Stephen Aselage, Michelle Griffin and Luc Marengere were appointed to the compensation committee of the Registrant’s board of directors, and Mr. Aselage was appointed as the chair of the compensation committee.

Nominating and Corporate Governance Committee

On September 19, 2017, Stephen Aselage, John Dunn and Luc Marengere were appointed to the nominating and corporate governance committee of the Registrant’s board of directors, and Mr. Dunn was appointed as the chair of the nominating and corporate governance committee.

Affiliations with 5% Shareholders

Dr. Marengere is a member of the Registrant’s board of directors and managing partner of TVM Life Science Ventures VII Limited Partnership, which holds more than 5% of the Registrant’s outstanding common stock. Dr. Birner is a member of the Registrant’s board of directors and a managing partner of TVM Capital Life Science and serves on the investment committee for each of TVM Life Science Ventures VII Limited Partnership, TVM Life Science Ventures VI GmbH & Co. KG and TVM Life Science Ventures VI Limited Partnership. Mr. Dunn is a member of the Registrant’s board of directors and has served as a consultant to TVM Capital. TVM Capital and TVM Capital Life Science are affiliated with TVM Life Science Ventures VII Limited Partnership, TVM Life Science Ventures VI GmbH & Co. KG and TVM Life Science Ventures VI Limited Partnership, which together hold more than 5% of the Registrant’s outstanding capital stock.

Private Placement of Common Stock

On June 30, 2017, Private Acer entered into the Subscription Agreement with certain stockholders of Private Acer and certain new investors pursuant to which the purchasers agreed to purchase an aggregate of 1,655,162 shares of Private Acer common stock at a price per share of $9.47 for an aggregate consideration of approximately $15.7 million, inclusive of the conversion of approximately $5.7 million of principal and accrued interest on then outstanding convertible promissory notes previously issued by Private Acer. The closing of the purchase and sale of shares of Private Acer common stock under the Subscription Agreement took take place immediately prior to the consummation of the Merger, pursuant to which each share of Private Acer common stock was converted into the right to receive one share of the Registrant’s common stock. The table below sets forth the number of shares of Private Acer common stock purchased and the purchase price for the shares of common stock for each purchaser that is an executive officer or director of the Registrant or affiliated with an executive officer or director of the Registrant.

Name of Purchaser	Shares of Common Stock (#)	Purchase Price ($)
TVM Life Science Ventures VII Limited Partnership (1)	696,518	6,596,027.40
TVM Life Science Ventures VI GmbH & Co. KG (2)	200,382	1,897,625.56
TVM Life Science Ventures VI Limited Partnership (3)	68,677	650,388.14

(1)
Includes 326,930 shares of common stock issued upon conversion of $3,096,027.40 of principal and accrued interest on outstanding convertible promissory notes.
(2)
Includes 121,740 shares of common stock issued upon conversion of $1,152,878.56 of principal and accrued interest on outstanding convertible promissory notes.
(3)
Includes 41,724 shares of common stock issued upon conversion of $395,135.14 of principal and accrued interest on outstanding convertible promissory notes.

Issuance of Series B Preferred Stock

In April 2016, Private Acer issued and sold an aggregate of 970,238 shares of Private Acer Series B preferred stock at a price per share of $8.40 for an aggregate consideration of approximately $8.1 million. The table below sets forth the number of shares of Private Acer Series B preferred stock purchased and the purchase price for the shares of Private Acer Series B preferred stock for each purchaser that is a an executive officer or director of the Registrant or affiliated with an executive officer or director of the Registrant. In connection with the Merger, each share of Private Acer Series B preferred stock was converted into Private Acer common stock, which entitled the holder to exchange such share for one share of the Registrant’s common stock.

Name of Purchaser	Shares ofSeries B Preferred Stock (#)	Purchase Price ($)
TVM Life Science Ventures VII Limited Partnership (1)	476,191	4,000,004.40
TVM Life Science Ventures VI GmbH & Co. KG (1)	177,322	1,489,501.10
TVM Life Science Ventures VI Limited Partnership (1)	60,773	510,496.90
Stephen Aselage	11,905	100,002.00
John Dunn	5,952	49,996.80

(1)
Each of TVM Life Science Ventures VII Limited Partnership and TVM Life Science Ventures VI GmbH & Co. KG holds more than 5% of the Registrant’s outstanding capital stock. TVM Life Science Ventures VI Limited Partnership is affiliated with TVM Life Science Ventures VII Limited Partnership and TVM Life Science Ventures VI GmbH & Co. KG.

Convertible Promissory Notes

In March 2017 and May 2017, Private Acer issued and sold at two closings senior secured convertible promissory notes (the “Private Acer Convertible Notes”) in the aggregate principal amount of $5.5 million. The Private Acer Convertible Notes accrued interest at a rate of 10% per annum and had a maturity date of March 22, 2018, which was subject to extension by the investors. The aggregate amount of principal of the Private Acer Convertible Notes and all accrued and unpaid interest thereon was converted into shares of Private Acer common stock at the closing of the Concurrent Financing at a conversion price equal to $9.47 per share. Private Acer granted a security interest to the purchasers of the Private Acer Convertible Notes in substantially of its assets, which was extinguished in connection with the conversion of the notes in the Concurrent Financing.

The table below sets forth the principal amount of each convertible note issued to a purchaser that is an executive officer or director of the Registrant or affiliated with an executive officer or director of the Registrant.

Name of Purchaser	PrincipalAmount ($)
TVM Life Science Ventures VII Limited Partnership (1)	3,000,000.00
TVM Life Science Ventures VI GmbH & Co. KG (1)	1,117,120.50
TVM Life Science Ventures VI Limited Partnership (1)	382,879.50

(1)
Each of TVM Life Science Ventures VII Limited Partnership and TVM Life Science Ventures VI GmbH & Co. KG holds more than 5% of the Registrant’s outstanding capital stock. TVM Life Science Ventures VI Limited Partnership is affiliated with TVM Life Science Ventures VII Limited Partnership and TVM Life Science Ventures VI GmbH & Co. KG.

Voting Agreements

In connection with the issuance of the Private Acer Series B preferred stock in April 2016, Private Acer entered into an amended and restated voting agreement with investors including certain directors, executive officers and 5% shareholders of the Registrant. The amended and restated voting agreement was terminated in connection with the Merger.

Investors’ Rights Agreement

In connection with the issuance of Private Acer Series B preferred stock in April 2016, Private Acer entered into an amended and restated investors’ rights agreement with investors including certain directors, executive officers and 5% shareholders of the Registrant, which provided certain holders of Private Acer common stock (including Private Acer common stock issuable upon conversion of Private Acer preferred stock) registration rights with respect to such common stock. In addition to such registration rights, the amended and restated investors’ rights agreement provided for specified information rights and preemptive rights. The amended and restated investors’ rights agreement was terminated in connection with the Merger.

Right of First Refusal and Co-Sale Agreement

In connection with the issuance of the Private Acer Series B preferred stock in April 2016, Private Acer entered into an amended and restated right of first refusal and co-sale agreement with investors including certain directors, executive officers and 5% shareholders of the Registrant. The amended and restated right of first refusal and co-sale agreement was terminated in connection with the Merger.

(e) On September 19, 2017, the Registrant’s shareholders approved an amendment (the “Plan Amendment”) to the Registrant’s Amended and Restated 2010 Stock Incentive (the “2010 Plan”) to increase the number of shares of the Registrant’s common stock available for issuance under the 2010 Plan to 4,868,862 shares (prior to giving effect to the Reverse Split). The Plan Amendment had previously been approved by the Registrant’s board of directors, subject to the approval of the Registrant’s shareholders. Additionally, on September 19, 2017, pursuant to the Merger Agreement, the Registrant assumed the Private Acer Plan. Please see the section of the Registration Statement entitled “Management Following the Merger – Employment Benefits Plans” for information regarding the 2010 Plan and the Private Acer Plan, which information is incorporated herein by reference.

The foregoing descriptions of the 2010 Plan, as amended by the Plan Amendment, and the Private Acer Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the 2010 Plan, as amended by the Plan Amendment, and the Private Acer Plan, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the shareholders of the Registrant voted as set forth below on the following proposals, each of which is described in detail in the Registrant’s proxy statement/prospectus/information statement included in the Registration Statement. The shareholders of the Registrant had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement, but such adjournment was deemed unnecessary.

At the Special Meeting, 5,167,416 shares of common stock, or approximately 67.48% of the outstanding common stock entitled to vote, were represented by proxy or in person.

The final voting results for each matter submitted to a vote of the Registrant’s shareholders are as follows:

Proposal 1. Approval of the Issuance of Common Stock

The approval of the issuance of the Registrant’s common stock pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
2,436,604	60,040	7,912	2,662,860

Proposal 2. Approval of Change in Control

The approval of the change in control of the Registrant resulting from the Merger pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
2,450,060	40,654	13,842	2,662,860

Proposal 3. Approval of Amendment to 2010 Stock Incentive Plan

The approval of the Plan Amendment.

For	Against	Abstain	Broker Non-Votes
2,339,379	141,560	23,617	2,662,860

Proposal 4. Approval of the name change to Acer Therapeutics Inc.

The approval of an amendment to the certificate of formation of the Registrant to effect the Name Change.

For	Against	Abstain	Broker Non-Votes
5,012,468	83,830	19,498	0

Proposal 5. Approval of Reverse Stock Split

The approval of an amendment to the certificate of formation of the Registrant effecting a reverse stock split of the Registrant’s issued and outstanding common stock within a range of every one-to-15 shares (or any number in between) of outstanding Registrant common stock to be combined and reclassified into one share of Registrant common stock.

For	Against	Abstain	Broker Non-Votes
4,575,509	412,976	127,309	0

Item 8.01 Other Events.

On September 19, 2017, the Registrant issued a press release announcing the implementation of the Reverse Split, completion of the Merger, and effectiveness of the Name Change. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Private Acer required by Item 9.01(a) were previously filed with the SEC as part of the Registration Statement on July 19, 2017 and, pursuant to General Instruction B.3 of Form 8-K, are not required to be filed herewith.

(b) Pro Forma Financial Information.

If materially different than the pro forma combined condensed financial information of the Registrant and Private Acer previously filed with the SEC as part of the Registration Statement on July 19, 2017, the Registrant intends to file the pro forma combined condensed financial information of the Registrant and Private Acer required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Description

2.1^
Agreement and Plan of Merger and Reorganization, dated as of June 30, 2017, by and among Opexa Therapeutics, Inc., Opexa Merger Sub, Inc. and Acer Therapeutics Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 3, 2017).

3.1	Certificate of Amendment of Certificate of Formation of the Registrant.

3.2	Certificate of Amendment of Certificate of Formation of the Registrant.

10.1+
Opexa Therapeutics, Inc. Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 11, 2016).

10.2+
Amendment No. 1 to the Opexa Therapeutics, Inc. Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.35 to the Registrant’s Registration Statement on Form S-4 (File No. 333-219358) filed on July 19, 2017).

10.3+	Acer Therapeutics Inc. 2013 Stock Incentive Plan.

16.1	Letter dated September 20, 2017 from MaloneBailey, LLP to the SEC.

99.1	Press release issued by the Registrant on September 19, 2017 entitled “Acer Therapeutics and Opexa Therapeutics Close Merger and Financing.”

^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
+	Management contract or compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acer Therapeutics Inc.

Dated: September 20, 2017	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer